                                                                    EXHIBIT 12.1
                    WABAN INC. AND CONSOLIDATED SUBSIDIARIES

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                             (DOLLARS IN THOUSANDS)

                                                                          THIRTY-NINE
                                       FISCAL YEAR ENDED                  WEEKS ENDED
                          -------------------------------------------- -----------------
                          JAN. 28, JAN. 27, JAN. 26, JAN. 25, JAN. 30, OCT. 24, OCT. 30,
                            1989     1990     1991     1992     1993     1992     1993
                          -------- -------- -------- -------- -------- -------- --------
Income before income
 taxes and cumulative
 effect of accounting
 change.................  $28,839  $48,525  $30,686  $48,923  $ 68,275 $48,635  $42,336
Add:
 Portion of rents repre-
  sentative of interest
  factor................   10,416   14,147   18,402   22,448    27,002  20,030   23,175
 Interest on indebted-
  ness..................   13,179    3,918    5,578    7,178    11,023   7,501   10,097
                          -------  -------  -------  -------  -------- -------  -------
  Income as adjusted....  $52,434  $66,590  $54,666  $78,549  $106,300 $76,166  $75,608
                          =======  =======  =======  =======  ======== =======  =======
Fixed charges
 Portion of rents repre-
  sentative of the in-
  terest factor.........  $10,416  $14,147  $18,402  $22,448  $ 27,002 $20,030  $23,175
 Interest on indebted-
  ness..................   13,179    3,918    5,578    7,178    11,023   7,501   10,097
 Capitalized interest...      --       103      217      521     2,441   1,728    2,242
                          -------  -------  -------  -------  -------- -------  -------
  Fixed charges.........  $23,595  $18,168  $24,197  $30,147  $ 40,466 $29,259  $35,514
                          =======  =======  =======  =======  ======== =======  =======
Ratio of earnings to
 fixed charges..........     2.22     3.67     2.26     2.61      2.63    2.60     2.13
                             ====     ====     ====     ====      ====    ====     ====
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